[LETTERHEAD OF KPMG LLP]

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
Fidelity Bancorp, Inc.
1009 Perry Highway
Pittsburgh, Pennsylvania  15237


         We consent to the incorporation by reference in this Registration Statement of Fidelity Bancorp, Inc. on Form S-8 of our report dated November 8, 2002, incorporated by reference in the Annual Report on Form 10-K of Fidelity Bancorp, Inc. for the year ended September 30, 2002.



                                        /S/KPMG LLP
                                        ----------------------------------------
                                        KPMG LLP



February 25, 2003
Pittsburgh, Pennsylvania